Exhibit 99

News Release

Date: January 28, 2004	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

Mid-State Bancshares Reports Earnings Increase of 11.1% for 2003

ARROYO GRANDE, CA – Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported net income of $33.2 million for 2003, an 11.1% increase over 2002 earnings of $29.9 million.  Diluted earnings per share were $1.40 in 2003 compared to $1.20 in 2002.  For the fourth quarter of 2003 and 2002, net income was $8.4 million and $8.7 million, respectively, resulting in the same diluted earnings per share figure of $0.35 for both periods based on fewer shares outstanding in 2003.

“I am especially pleased with the earnings growth Mid-State has achieved during 2003 in view of the various dynamics the Company faced throughout the year,” stated Carrol R. Pruett, chairman of the board.  “While interest rates generally trended downward into early summer, the higher levels later in the year led to reduced mortgage loan originations and corresponding lower gains on sale during the fourth quarter.  Loan demand, which was slow early in the year, did show some growth toward the end of 2003 and prospects for the recovery of problem assets were improved by the end of the year.  We also were able to successfully complete our merger with Ojai Valley Bank at the end of October, thus giving us two more offices in the important Ventura County market.”

Asset quality at the Company continued to improve during 2003.  Strong credit quality standards, along with consistent performance of the loan portfolio, resulted in sustained and

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improving trends in classified assets.  “The portfolio has shown consistent level trends with non-performing loans for the past four consecutive quarters with noted improvement in the fourth quarter.  The charge-off rate for the year reflects a declining trend from the last two years,” said  James W. Lokey, president and chief executive officer.  Based on these factors, combined with an improving economy, Management took a $1.2 million pre-tax benefit to the provision for loan losses at Management’s regular fourth quarter review of the allowance for loan losses.  “The size of the allowance for loan losses was reduced to a level appropriate to the risk of loss in the portfolio,” said Lokey

“The fourth quarter reflected a slow down of the largest refinancing boom ever, and the profits associated with the mortgage banking activity slowed as a result,” said James G. Stathos, executive vice president and chief financial officer.  “The net gain on sale from mortgage loans held for sale was $0.4 million in the fourth quarter of 2003 compared to $1.0 million in the third quarter of 2003 and $0.6 million in the fourth quarter of 2002.  For the entire year, the net gain on sale reached $3.4 million in 2003 compared to $1.0 million in 2002.  At this point in time, we would expect that the net gain on sale to be realized in 2004 will be lower than that achieved in 2003.”

The Company experienced an increase in employee benefit expense during the year.  For the full year, these costs were $6.1 million in 2003 compared to $4.0 million in 2002.  On a quarterly basis, those costs were $2.1 million during the fourth quarter of 2003, up from $1.5 million in the third quarter of 2003 and $0.7 million in the fourth quarter of 2002.  While these increases are tied to the improved performance of the Company, they are also the result of enhancements made to the benefits plan during the year to remain competitive in recruiting, hiring, and retaining the most qualified staff possible.

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Total assets of the Company increased 14.2% to $2.209 billion at year-end, up from $1.935 billion one year earlier.  Approximately $105 million of the $274 million reported increase was due to the successful integration of Ojai Valley Bank into the Company on October 31, 2003.  Deposits increased 15.7% to $1.912 billion at year-end, up from $1.653 billion one year earlier, with $79 million of the growth attributable to the merger.  The Bank continues to be very successful attracting core deposits, while remaining competitive in retaining time deposits.  Time deposits increased modestly to $400.6 million from $399.6 million one year earlier.  All other categories of demand, NOW, money market and savings increased to $1.512 billion from $1.253 billion at December 31, 2002.  The loan portfolio reached $1.155 billion at December 31, 2003, compared to $1.088 billion one year earlier.  Approximately $30 million of this growth can be traced to the Ojai Valley Bank merger.

The Company continued its stock repurchase program during the fourth quarter, repurchasing a total of 174,176 and 800,006 shares, respectively, for the three month and twelve month periods ending December 31, 2003.  In the comparable 2002 periods, the Company repurchased 162,206 and 477,264 shares.  On the other hand, 498,153 shares were issued during the fourth quarter in connection with the Ojai Valley Bank merger.  As of December 31, 2003 there were 872 shares which could be repurchased under the Board of Directors original repurchase program authorization.  At its regular Board meeting of January 21, 2004, the Board authorized the purchase of up to 1,178,352 additional shares.

In other matters concerning capital, the Board of Directors declared a fourth quarter 2003 dividend of $0.13 per share, resulting in a total dividend of $0.50 per share for the year 2003.  That amount represents a 22% increase over the same period one year ago.  In 2002, the fourth quarter dividend was $0.11 per share, with a $0.41 per share return for the year.

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Non-performing asset levels totaled $15.7 million compared to $16.7 million one year earlier.  The level of non-performing assets as a percent of total assets was 0.7% compared to 0.9% one year ago.  Non-performing assets are centered primarily in two lending relationships secured by real estate (total $13.3 million).  Management has established specific reserves that would offset potential losses, if any, arising from less than full recovery of the loans from the supporting collateral.  One property has now been foreclosed upon, and is accounted for on the Consolidated Statement of Financial Position under “Other Real Estate Owned” (total $3.3 million).  The ratio of the Company’s allowances for losses to non-performing loans was 146% compared to 114% one year earlier.

Mid-State Bancshares is a $2.2 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Company’s beliefs and expectations concerning future operating results.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

4

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)

	Quarter Ended		Year-to-Date
(In thousands)	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
Interest Income (not taxable equivalent)	$26,525	$27,107	$105,240	$109,332
Interest Expense	2,140	3,403	9,699	16,381
Net Interest Income	24,385	23,704	95,541	92,951
(Benefit)/Provision for Loan Losses	(1,229)	—	(969)	600
Net Interest Income after provision for loan losses	25,614	23,704	96,510	92,351
Non-interest income	6,823	6,419	29,059	24,321
Non-interest expense	19,701	17,441	74,691	70,925
Income before income taxes	12,736	12,681	50,878	45,747
Provision for income taxes	4,350	3,966	17,714	15,892
Net Income	$8,386	$8,715	$33,164	$29,855

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002
Per share:
Net Income - basic	$0.36	$0.37	$1.41	$1.25
Net Income - diluted	$0.35	$0.35	$1.40	$1.20
Weighted average shares used in Basic E.P.S. calculation	23,447	23,773	23,443	23,962
Weighted average shares used in Diluted E.P.S. calculation	23,921	24,769	23,762	24,837
Cash dividends	$0.13	$0.11	$0.50	$0.41
Book value at period-end			$11.56	$10.72
Tangible book value at period end			$9.15	$8.94
Ending Shares			23,567	23,697

Financial Ratios
Return on assets	1.53%	1.79%	1.62%	1.58%
Return on tangible assets	1.57%	1.82%	1.66%	1.61%
Return on equity	12.50%	13.72%	12.70%	12.22%
Return on tangible equity	15.45%	16.40%	15.21%	14.72%
Net interest margin (not taxable equivalent)	4.91%	5.36%	5.14%	5.41%
Net interest margin (taxable equivalent yield)	5.31%	5.73%	5.54%	5.74%
Net loan losses to avg. loans	(0.01)%	0.00%	0.06%	0.19%
Efficiency ratio	63.1%	57.9%	59.9%	60.5%

Period Averages
Total Assets	$2,171,206	$1,935,767	$2,045,252	$1,892,137
Total Tangible Assets	2,118,330	1,894,702	2,000,406	1,850,671
Total Loans (includes loans held for sale)	1,138,603	1,098,947	1,131,932	1,109,245
Total Earning Assets	1,971,706	1,755,655	1,857,241	1,718,280
Total Deposits	1,878,835	1,661,588	1,763,215	1,623,510
Common Equity	266,132	251,922	261,103	244,295
Common Tangible Equity	215,316	210,857	217,982	202,829

Balance Sheet - At Period-End
Cash and due from banks			$123,763	$128,036
Investments and Fed Funds Sold			822,179	625,483
Loans held for sale			13,410	22,560
Loans, net of deferred fees, before allowance for loan losses			1,154,932	1,087,551
Allowance for Loan Losses			(16,063)	(17,370)
Goodwill and other intangibles (excl OMSR’s)			56,947	40,949
Other assets (incl OMSR’s)			53,664	47,531
Total Assets			$2,208,832	$1,934,740

Non-interest bearing deposits			$487,624	$390,212
Interest bearing deposits			1,424,807	1,262,735
Other borrowings			7,627	10,973
Allowance for losses - unfunded commitments			1,941	1,771
Other liabilities			14,279	14,914
Shareholders’ equity			272,554	254,135
Total Liabilities and Shareholders’ equity			$2,208,832	$1,934,740

Asset Quality & Capital - At Period-End
Non-accrual loans			$12,312	$16,748
Loans past due 90 days or more			—	—
Other real estate owned			3,428	—
Total non performing assets			$15,740	$16,748

Allowance for losses to loans, gross (1)			1.6%	1.8%
Non-accrual loans to total loans, gross			1.1%	1.5%
Non performing assets to total assets			0.7%	0.9%
Allowance for losses to non performing loans (1)			146.2%	114.3%

Equity to average assets (leverage ratio)			9.6%	10.6%
Tier One capital to risk-adjusted assets			13.8%	14.7%
Total capital to risk-adjusted assets			15.0%	16.0%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)

	Quarter Ended
(In thousands)	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002
Interest Income (not taxable equivalent)	$26,525	$26,643	$26,207	$25,865	$27,107
Interest Expense	2,140	2,157	2,568	2,834	3,404
Net Interest Income	24,385	24,486	23,639	23,031	23,703
(Benefit)/Provision for Loan Losses	(1,229)	—	150	110	—
Net Interest Income after provision for loan losses	25,614	24,486	23,489	22,921	23,703
Non-interest income	6,823	7,838	7,484	6,914	6,419
Non-interest expense	19,701	18,589	18,026	18,375	17,441
Income before income taxes	12,736	13,735	12,947	11,460	12,681
Provision for income taxes	4,350	4,760	4,587	4,017	3,966
Net Income	$8,386	$8,975	$8,360	$7,443	$8,715

	Quarter Ended
(In thousands, except per share data)	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002
Per share:
Net Income - basic	$0.36	$0.39	$0.36	$0.32	$0.37
Net Income - diluted	$0.35	$0.37	$0.34	$0.30	$0.35
Weighted average shares used in Basic E.P.S. calculation	23,447	23,287	23,442	23,598	23,773
Weighted average shares used in Diluted E.P.S. calculation	23,921	24,350	24,477	24,638	24,769
Cash dividends	$0.13	$0.13	$0.13	$0.11	$0.11
Book value at period-end	$11.56	$11.25	$11.22	$10.89	$10.72
Tangible book value at period end	$9.15	$9.43	$9.41	$9.09	$8.94
Ending Shares	23,567	23,191	23,384	23,488	23,697

Financial Ratios
Return on assets	1.53%	1.72%	1.68%	1.55%	1.79%
Return on tangible assets	1.57%	1.76%	1.72%	1.58%	1.82%
Return on equity	12.50%	13.61%	12.82%	11.84%	13.72%
Return on tangible equity	15.45%	16.08%	15.17%	14.10%	16.40%
Net interest margin (not taxable equivalent)	4.91%	5.14%	5.26%	5.29%	5.36%
Net interest margin (taxable equivalent yield)	5.31%	5.53%	5.67%	5.69%	5.73%
Net loan (recoveries) losses to avg. loans	(0.01)%	0.38%	(0.08)%	(0.03)%	0.00%
Efficiency ratio	63.1%	57.5%	57.9%	61.4%	57.9%

Period Averages
Total Assets	$2,171,206	$2,069,078	$1,990,671	$1,947,332	$1,935,767
Total Tangible Assets	2,118,330	2,024,032	1,950,141	1,906,534	1,894,702
Total Loans (includes loans held for sale)	1,138,603	1,140,493	1,132,369	1,115,920	1,098,947
Total Earning Assets	1,971,706	1,889,499	1,801,275	1,764,490	1,755,655
Total Deposits	1,878,835	1,787,933	1,711,342	1,672,208	1,661,588
Common Equity	266,132	261,692	261,509	254,950	251,922
Common Tangible Equity	215,316	221,430	220,980	214,152	210,857

Balance Sheet - At Period-End
Cash and due from banks	$123,763	$109,469	$124,176	$113,257	$128,036
Investments and Fed Funds Sold	822,179	767,741	680,320	669,990	625,483
Loans held for sale	13,410	42,075	49,875	26,794	22,560
Loans, net of deferred fees, before allowance for loan losses	1,154,932	1,091,113	1,102,210	1,095,355	1,087,551
Allowance for Loan Losses	(16,063)	(16,871)	(17,963)	(17,576)	(17,370)
Goodwill and other intangibles (excl OMSR’s)	56,947	40,146	40,413	40,682	40,949
Other assets (incl OMSR’s)	53,664	52,476	45,223	49,379	47,531
Total Assets	$2,208,832	$2,086,149	$2,024,254	$1,977,881	$1,934,740

Non-interest bearing deposits	$487,624	436,565	$422,732	$397,622	$390,212
Interest bearing deposits	1,424,807	1,358,227	1,317,402	1,304,525	1,262,735
Other borrowings	7,627	7,907	6,354	2,382	10,973
Allowance for losses - unfunded commitments	1,941	1,862	1,812	1,811	1,771
Other liabilities	14,279	20,767	13,594	15,777	14,914
Shareholders’ equity	272,554	260,821	262,360	255,764	254,135
Total Liabilities and Shareholders’ equity	$2,208,832	$2,086,149	$2,024,254	$1,977,881	$1,934,740

Asset Quality & Capital - At Period-End
Non-accrual loans	$12,312	$12,562	$16,436	$16,799	$16,748
Loans past due 90 days or more	—	—	1	—	—
Other real estate owned	3,428	3,279	—	—	—
Total non performing assets	$15,740	$15,841	$16,437	$16,799	$16,748

Allowance for losses to loans, gross (1)	1.6%	1.7%	1.8%	1.8%	1.8%
Non-accrual loans to total loans, gross	1.1%	1.2%	1.5%	1.5%	1.5%
Non performing assets to total assets	0.7%	0.8%	0.8%	0.8%	0.9%
Allowance for losses to non performing loans (1)	146.2%	149.1%	120.3%	115.4%	114.3%

Equity to average assets (leverage ratio)	9.6%	10.2%	10.5%	10.6%	10.6%
Tier One capital to risk-adjusted assets	13.8%	14.7%	14.6%	14.6%	14.7%
Total capital to risk-adjusted assets	15.0%	16.0%	15.8%	15.9%	16.0%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments